UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
N/A
	(2)	Aggregate number of securities to which transaction applies:
N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	(4)	Proposed maximum aggregate value of transaction:
N/A
	(5)	Total fee paid:
N/A
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
N/A
	(2)	Form, Schedule or Registration Statement No.:
N/A
	(3)	Filing Party:
N/A
	(4)	Date Filed:
N/A

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 18, 2007

TO THE STOCKHOLDERS OF WESTAFF, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Westaff, Inc. (the “Company”), a Delaware corporation, will be held on April 18, 2007, at 10:00 a.m., local time, at the Company’s administrative offices located at 298 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                To elect one Class II director to serve for a three-year term and until her successor is elected; and

2.                To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on February 22, 2007, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person.

This Notice is being mailed on or about March 19, 2007, to all stockholders entitled to vote at the Annual Meeting.

Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors,
/s/ W. ROBERT STOVER
W. Robert Stover
Chairman of the Board of Directors
Walnut Creek, California
February 26, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 18, 2007

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of Westaff, Inc. (the “Company”), for use at the Annual Meeting. The Annual Meeting will be held on April 18, 2007, at 10:00 a.m., local time, at the Company’s administrative offices located at 298 N. Wiget Lane, Walnut Creek, California.

These proxy solicitation materials will be mailed on or about March 19, 2007, to all stockholders entitled to vote at the Annual Meeting.

Voting Procedures

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On February 22, 2007, 16,609,603 shares of the Company’s common stock, $0.01 par value (“Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock were outstanding.

The presence at the Annual Meeting of a majority of, or approximately 8,304,802 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on February 22, 2007, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. Directors are elected by a plurality of the votes cast. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting By Mail

If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed Proxy is solicited by the Board of Directors, and, when returned properly completed, will be voted as you direct on the Proxy. Please complete, date and sign the Proxy and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management’s nominee for Director and (ii) as the Board of Directors may recommend for any other matter or matters which may properly come before the meeting. The Board of Directors does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

Instead of submitting your vote by mail on the enclosed Proxy, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company’s stock records in your name or in the name of a brokerage firm or bank.

The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which may be borne by each individual stockholder.

Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

•       By submitting their proxy through the Internet at the following address on the World Wide Web:   www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

•       By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the Proxy available when you call.

•       By mailing their signed Proxy.   Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 12:59 p.m. Eastern Daylight Savings Time (E.D.T.) on April 18, 2007.

A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (800) 937-5449 or visit their web site at www.amstock.com.

Revocability of Proxies

You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing, with the Secretary of the Company at our principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before 12:59 p.m. E.D.T. on April 18, 2007, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE 2007 ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS II DIRECTOR

General

Our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. The Board of Directors has selected one nominee, who is currently serving as a Class II director of the Company. The nominee for director is Patricia M. Newman. The nominee has agreed to serve if elected, and management has no reason to believe that she will be unavailable to serve. In the event the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any replacement nominee who may be designated by the present Board of Directors to fill the vacancy.

Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominee named below. In the event that an additional person is nominated, other than by the Board of Directors, for election as director, the proxy holders intend to vote all Proxies received by them for the nominee listed below or any replacement Board of Directors’ nominee as described above. The candidate receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected as Class II director of the Company, to serve her respective three-year term and until her successor has been elected and qualified.

Business Experience of Directors

Director to be Elected at the Annual Meeting

Patricia M. Newman, age 55, Class II director, was appointed as our President and Chief Executive Officer effective March 16, 2005. Ms. Newman is a 25 year veteran of the staffing industry and was appointed as Chief Operating Officer of the Company on November 1, 2004, until the appointment as President and Chief Executive Officer. Prior to that, she had been the Company’s U.K. Managing Director since December 1998. Ms. Newman will continue to serve on the board of Westaff U.K. Limited. In November 2002, she took on the added responsibility of overseeing the Company’s Denmark and Norway operations. Prior to joining the Company, Ms. Newman was employed by Kelly Services in the UK from 1989 to 1998, most recently as Commercial Operations Director. From 1979 to 1989 she was employed by Manpower in the UK.

Directors Whose Terms Extend Beyond the Annual Meeting

W. Robert Stover, age 85, Class III director, founded the Company in 1948 and has been continuously involved in the management of the Company since that time. Since our incorporation in 1954, Mr. Stover has held the position of Chairman of the Board of Directors. From 1954 to 1985, Mr. Stover served as President, and from 1985 to the end of calendar year 1998, as Chief Executive Officer. He stepped down as

Chief Executive Officer effective January 1, 1999, and continued to serve as Chairman of the Board of Directors until May 3, 2000, when he also assumed the position of interim President and Chief Executive Officer following the termination of a management-led buyout transaction. Mr. Stover’s interim service as President and Chief Executive Officer ended upon the hiring of a successor Chief Executive Officer effective May 1, 2001. He continues to serve as Chairman of the Board of Directors.

Janet M. Brady, age 53, Class III director, was appointed as a director of the Company effective September 19, 2002. She was employed by The Clorox Company for almost twenty-seven years having started as Brand Assistant in 1976. After a series of promotions, including as Vice President-Corporate Marketing Services of that company, she was named Vice President-Human Resources in 1993 where she served until her retirement in January 2003. She was a former director of American Protective Services, Inc., a privately held guard service company. She is a director on the Advisory Board of I.P.S.A., a privately held investigative and protective services company.

Ronald D. Stevens, age 63, Class I director, was appointed as a director of the Company effective February 24, 2002. He began his business career in 1967 with Arthur Andersen & Co. and became an audit partner in that organization in 1977. He left Arthur Andersen & Co. at the end of 1990 and joined in opening Productivity Consulting Group, Inc. From October 1996 until his retirement in April 2002, Mr. Stevens was the Executive Vice President and Chief Financial Officer of Robertson-Ceco Corporation. He is a certified public accountant on inactive status.

Jack D. Samuelson, age 82, Class I director, has been a director of the Company since March 1995. Mr. Samuelson co-founded Samuelson Brothers in 1957 to engage in general construction and commercial real estate development. Mr. Samuelson has been its President and Chairman of the Board of Directors from incorporation to the present. Samuelson Brothers sold its construction business in 1979 and since then has continued to develop industrial and commercial real estate. It is now known as Samuelson Partners. Mr. Samuelson is also a director of Nationwide Health Properties, Inc., a New York Stock Exchange-listed real estate investment trust focused on healthcare-related properties.

At the 2006 Annual Meeting, Ronald D. Stevens and Jack D. Samuelson were reelected to serve three-year terms as Class I directors. At the 2005 Annual Meeting, W. Robert Stover and Janet M. Brady were elected to serve three-year terms as Class III directors. There are no family relationships among our executive officers or directors.

The Board of Directors Recommends that the Stockholders Vote FOR the
Election of Ms. Patricia M. Newman as Class II Director of the Company.

OTHER MATTERS TO COME BEFORE THE 2007 ANNUAL MEETING

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BOARD MEETINGS AND COMMITTEES

The standing Committees of the Board of Directors of the Company consist of the following:  the Audit Committee, the Compensation Committee (which includes a Primary Committee and a Secondary Committee), the Strategic Planning Committee, and the Nominating and Governance Committee. The membership and functions of these committees are described below.

Directors	Audit Committee	Compensation Primary Committee	Compensation Secondary Committee	Strategic Planning Committee	Nominating and Governance Committee
Janet M. Brady	X	Chairman	Chairman		X
Patricia M. Newman				Chairman
Jack D. Samuelson	X			X	X
Ronald D. Stevens	Chairman	X	X		Chairman
W. Robert Stover			X	X

Meetings of Directors.   During fiscal 2006, the Board of Directors held nine meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings and the Nominating and Governance Committee held one meeting. The Strategic Planning Committee did not meet. The Board acted by unanimous written consent on four occasions. The active committees of the Board of Directors in fiscal 2006 were the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. In fiscal 2006, each of the directors attended at least 75% of the aggregate of (i) all Board meetings and (ii) all meetings held by committees of the Board on which such director served.

Audit Committee.   The Audit Committee’s duties include reviewing internal financial information, reviewing our internal controls, reviewing our internal audit plans and programs, reviewing with our independent accountants the results of all audits upon their completion, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by us. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between management and the auditors regarding financial reporting. Additionally, the Audit Committee must review and approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

The current members of the Audit Committee are Messrs. Stevens and Samuelson, and Ms. Brady, and Mr. Stevens is the Chairman. The Audit Committee is required to have at least three members, all of whom must be “independent directors” as defined in the NASDAQ listing standards. The Board of Directors has determined that it has an “audit committee financial expert,” as defined in Item 401(h)(2) of Regulation S-K serving on the Audit Committee, Ronald D. Stevens, and that Mr. Stevens and each of the other Audit Committee members is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board has adopted a written charter for the Audit Committee, which was amended and restated after the end of fiscal 2003. A copy of the amended and restated Audit Committee charter is available on the Company’s website at http://www.westaff.com.

Compensation Committee.   The Compensation Committee adopted a Compensation Committee Charter on February 27, 2006. The Compensation Committee charter is available on the Company’s website at http://www.westaff.com. The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its Chairman. The Primary Committee of the Compensation Committee consists of two directors, Ms. Brady and Mr. Stevens, both of whom are “independent.” The Secondary Committee of the Compensation Committee consists of the members of the Primary Committee and Mr. Stover. The Compensation Committee has the authority to make recommendations to the Board regarding administration of the Company’s 2006 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan.

The Primary Committee of the Compensation Committee administers the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 insiders. The Secondary Committee of the Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 insiders. In addition, the Primary Committee of the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for the Company’s executive officers. The Secondary Committee of the Compensation Committee works with senior executive officers on benefit and compensation programs for employees and makes recommendations to the Board, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. Our Chief Executive Officer is not present and does not participate in the deliberation or voting of the Primary Committee of the Compensation Committee for her compensation.

Strategic Planning Committee.   The Strategic Planning Committee currently consists of three directors, Patricia M. Newman, Jack D. Samuelson and W. Robert Stover. Ms. Newman is its Chairman. The Committee is responsible for evaluating the Company’s business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee did not meet in fiscal 2006.

Nominating and Governance Committee.   The Nominating and Governance Committee (the “Nominating Committee”) consists of three directors, Janet M. Brady, Ronald D. Stevens and Jack D. Samuelson. Mr. Stevens is its Chairman. All of its members are “independent.”  The Nominating Committee adopted a charter of the Nominating Committee of the Board of Directors by unanimous consent on February 22, 2006. The Nominating Committee charter is available on the Company’s website at http://www.westaff.com. The Nominating Committee identifies, screens and reviews individuals qualified to serve as directors; reviews each current director and recommends to the Board whether such director should stand for re-election; and recommends to the Board the nominees for election or re-election at the next annual meeting of stockholders and for filling vacancies that may occur at other times, subject to limitations set forth in the corporate governance guidelines of the Company.

The Company has a policy regarding the consideration of any director candidates recommended by security holders. Nominations of directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company for bringing business before a meeting of stockholders. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of shares of Common Stock which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of Common Stock which are beneficially owned by such person. In addition, the Nominating Committee remains open to candidates for Directors. The Nominating Committee considers multiple sources for identifying and evaluating nominees for Directors, including referrals from current Directors and stockholders.

The Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered. In general, directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Westaff’s shareholders. Directors should also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Westaff endeavors to have its Board represent diverse skills and experience at policymaking levels in finance, human resources, marketing, technology and other aspects of business relevant to Westaff’s activities. Directors should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. The number of Boards of publicly traded companies or Audit Committees on which outside directors sit should not exceed three (in addition to the Company) without the concurrence of the Nominating Committee and may not, in any event, constitute a conflict of interest. The Nominating Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Nominating Committee, by stockholders, or any other source. See below for the Report of the Nominating Committee regarding executive compensation.

Special Committee. In addition to the standing committees, the Board of Directors periodically delegates various items to a Special Committee consisting of the directors of the Company who are non-members of, and independent from management, Janet M. Brady, Ronald D. Stevens and Jack D. Samuelson, to consider strategic alternatives for the Company, including, but not limited to, mergers, acquisitions and the evaluation of potential sales of the Company.

Directors’ Compensation

Non-employee members of the Board of Directors each received an annual fee of $15,000 for service on the Board of Directors in fiscal 2006. They received an additional fee of $1,000 for each meeting attended in person. In the event a Board meeting and a committee meeting were held on the same day, the total meeting fee was not more than $1,000 per day. They also received a fee of $500 for each telephonic meeting attended, if called by the Chairman of the Board of Directors or an employee member of the Board of Directors. The Chairman of the Compensation Committee and the Chairman of the Audit Committee received an additional fee of $1,500 per quarter.

Non-employee members of the Board of Directors also were reimbursed for their reasonable expenses incurred in connection with attending Board of Directors’ meetings.

We anticipate no increase in our directors’ compensation during fiscal 2007. No additional compensation was paid to any of the directors during fiscal 2006 for their committee service.

In addition, non-employee Board of Directors members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under our 2006 Stock Option/Stock Issuance Plan (the “Stock Option Plan”). Under the Automatic Option Grant Program, each individual who subsequently joins the Board of Directors as a non-employee director will receive at that time an option grant of 3,000 shares, provided such individual has not previously been in our employ. In addition, at each annual stockholders’ meeting each individual who continues to serve as a non-employee Board of Directors member presently is entitled to an option grant of 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board of Directors member for at least six months.

Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board of Directors’ service. The option will become exercisable for all the option shares upon the optionee’s completion of one year of Board of Directors service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board of Directors’ service by reason of death or disability or should the Company be acquired by merger or asset sale or change of control during the period of the optionee’s service on the Board of Directors.

Pursuant to the terms of the Automatic Option Grant Program, Messrs. Samuelson and Stevens, and Ms. Brady each received an option grant to purchase 3,000 shares of Common Stock during fiscal 2006.

OWNERSHIP OF SECURITIES

The following table sets forth, as of January 31, 2007, certain information regarding the beneficial ownership of our Common Stock for (i) all persons who are known to us to be beneficial owners of five percent or more of the outstanding shares of our Common Stock, (ii) each of our directors and nominees, (iii) our Chief Executive Officer and the four other executive officers who were serving as executive officers at the end of fiscal 2006, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise noted, the address of each person identified below is c/o Westaff, Inc., 298 N. Wiget Lane, Walnut Creek, California 94598. The share information set forth in the table below is as of January 31, 2007.

Name	Number of Shares(#)(1)	Percent(%)(2)
Osmium Partners, LLC(4)	1,078,787	6.49%
Osmium Capital, LP
Osmium Spartan, LP
John H. Lewis 388 Market Street, Suite 920 San Francisco, CA 94111
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Avenue Santa Monica, CA 90401	854,223	5.14%
W. Robert Stover(5)	6,624,393	39.88%
Jack D. Samuelson(6)	46,500	*
Ronald D. Stevens(7)	12,000	*
Janet M. Brady(8)	12,000	*
Patricia M. Newman(9)	93,313	*
John P. Sanders(10)	25,000	*
Richard Sugerman(11)	5,208	*
David P. Wilson(12)	4,063	*
Matthew G.J. Parker(13)	—	—
Jeffrey A. Elias	—	—
Peter E. Person	—	—
All current executive officers and directors as a group (11 persons)(14)	6,822,477	41.08%

    *  Less than one percent

       (1) To the Company’s knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person’s name.

       (2) Based on 16,609,603 shares of Common Stock outstanding at January 31, 2007. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2007, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

       (3) Security ownership information for the beneficial ownership is taken from the Form SC 13G filed with the Securities and Exchange Commission, or SEC, on February 2, 2007.

       (4) Security Ownership information for the beneficial ownership is taken from the Form SC 13G filed with the Securities and Exchange Commission, or SEC, on February 13, 2007.

       (5) Includes 3,246,536 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. Stover and Mrs. Stover. Includes 3,057,546 shares of Common Stock contributed to the Stover 1999 Charitable Remainder Unitrust dated 4/21/99 of which Mr. Stover is Co-Trustee. Includes 66,003 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the “Foundation”). Includes 254,308 shares of Common Stock held by various brokerage accounts.

       (6) Includes unexercised options to purchase 25,500 shares of Common Stock beneficially owned by Mr. Samuelson under the 1996 Stock Option/Stock Issuance Plan.

       (7) Includes unexercised options to purchase 12,000 shares of Common Stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan.

       (8) Includes unexercised options to purchase 12,000 shares of Common Stock beneficially owned by Ms. Brady under the 1996 Stock Option/Stock Issuance Plan.

       (9) Includes unexercised options to purchase 70,000 shares of Common Stock beneficially owned by Ms. Newman under the 1996 Stock Option/Stock Issuance Plan.

(10) Includes unexercised options to purchase 25,000 shares of Common Stock beneficially owned by Mr. Sanders under the 1996 Stock Option/Stock Issuance Plan.

(11)   Includes unexercised options to purchase 5,208 shares of Common Stock beneficially owned by Mr. Sugerman under the 1996 Stock Option/Stock Issuance Plan. Effective February 16, 2007, the Company eliminated the position of Controller and terminated Mr. Sugerman’s employment.

(12)   Effective August 15, 2006, the Company terminated Mr. Wilson’s employment.

(13)   Effective August 30, 2006, Mr. Parker resigned from the Company.

(14)   Includes unexercised options to purchase 149,708 shares of Common Stock under the 1996 Stock Option/Stock Issuance Plan.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company and their respective ages as of the date of this proxy statement.

Name	Age	Position(s) Held
Patricia M. Newman	55	President and Chief Executive Officer
John P. Sanders	42	Senior Vice President, Chief Financial Officer and Treasurer
Jeffrey A. Elias	49	Senior Vice President, Human Resources
Peter E. Person	34	Vice President, Information Systems

Patricia M. Newman.   Ms. Newman was appointed as our President and Chief Executive Officer effective March 16, 2005. Ms. Newman is a 25 year veteran of the staffing industry and was appointed as Chief Operating Officer of the Company on November 1, 2004, until the appointment as President and Chief Executive Officer. Prior to that, she had been the Company’s U.K. Managing Director since December 1998. Ms. Newman will continue to serve on the board of Westaff U.K. Limited. In November 2002, she took on the added responsibility of overseeing the Company’s Denmark and Norway operations. Prior to joining the Company, Ms. Newman was employed by Kelly Services in the UK from 1989 to 1998, most recently as Commercial Operations Director. From 1979 to 1989 she was employed by Manpower in the UK.

John P. Sanders.   Mr. Sanders was appointed Senior Vice President and Chief Financial Officer on March 24, 2006. Mr. Sanders was also appointed as Treasurer on April 7, 2006. Prior to that, Mr. Sanders held the positions of Vice President, Internal Audit of the Company from March 2003 to March 2006 and Vice President and Controller of the Company from February  2001 to March 2003. Mr. Sanders was previously employed by Planetweb, Inc. as Controller from August 1999 to February 2001. Mr. Sanders began his career in 1986 with Deloitte & Touche, LLP where he was employed as Manager until 1993. He is a certified public accountant on inactive status.

Jeffrey A. Elias, Ph.D.   Mr. Elias joined the Company as Senior Vice President, Human Resources on  November 28, 2006. He was previously employed by Savista Corp. as Senior Vice President Global Human Resources from December 2004 to September 2005, Vice President, Human Resources and Finance of Axios Group from May 2004 to December 2004, Chief Operating Officer, Senior Vice President, Human Resources for CoAdvantage Resources from June 2003 to March 2004, Vice President, Human Resources at BlueKite from March 2002 to June 2003 and from April 2000 to March 2002, he was Senior Vice President, Human Resources and Administration for Quovera. Prior to that, Mr. Elias was Senior Vice President, Human Resources and Administration for Remedy Staffing from December 1992 to April 2000.

Peter E. Person.   Mr. Person was appointed to Vice President, Information Systems of the Company effective January 31, 2007.  Prior to that, Mr. Person was Senior Manager for the Company’s Enterprise Information Services from August 2006 to January 2007. Mr. Person was previously employed by CedarCrestone, Inc. as a Software Implementation Consultant from December 1998 to August 2006 and Practice Director, Technology Division from November 2000 to January 2003. During the later part of his employment with CedarCrestone, Inc., Mr. Person was contracted to work at the Company as a Consultant to assist in its continued development of the Company’s Information Management Systems. Prior to that, Mr. Person was a Consultant with Carrera Consulting Group from June 1997 to December 1998. Mr. Person has more than ten years of experience in the Information Technology industry.

WESTAFF, INC.
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Compensation Committee currently consists of three directors, Janet M. Brady, Ronald D. Stevens and W. Robert Stover. Ms. Brady is its current Chairman. It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board of Directors. During fiscal 2006, the Compensation Committee also had the authority to administer the Company’s 1996 Stock Option/Stock Issuance Plan (the “Plan”), which terminated on April 30, 2006, and the 2006 Stock Incentive Plan (the “2006 Plan”), which was approved by the shareholders on April 19, 2006, under which grants may be made to such officers. With respect to administration of the Plans, the Compensation Committee has a Primary Committee and a Secondary Committee.

The Primary Committee consists of two or more non-employee members of the Board of Directors who have authority to administer the discretionary option grant, the Automatic Option Grant Program in effect under our stock option plans, the Stock Incentive Plan with respect to Section 16 insiders. Section 16 insiders are officers or directors of the Company subject to the short-swing profit recapture provisions of Section 16 of the Exchange Act. The Primary Committee is constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plans to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. In fiscal 2006, the Primary Committee members were Janet M. Brady and Ronald D. Stevens.

The Secondary Committee consists of two or more members of the Board of Directors who administer the Discretionary Option Grant and Stock Issuance and Stock Incentive Programs with respect to eligible persons other than Section 16 insiders. In fiscal 2006, the Secondary Committee members were Janet M. Brady, Ronald D. Stevens and W. Robert Stover.

Members of the Primary Committee or any Secondary Committee serve for such period of time as the Board of Directors may determine and may be removed by the Board of Directors at any time. The Board of Directors may also at any time terminate the functions of the Primary Committee and any Secondary Committee and reassume all powers and authority previously delegated to such committee.

General Compensation Policy

The fundamental policy of the Compensation Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. Generally, each executive officer’s compensation package comprises three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry that are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent; (ii) annual bonuses payable in cash and tied to the Company’s attainment of financial milestones based on criteria established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an employee’s level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company’s performance and stock price appreciation rather than upon base salary.

Factors.   The principal factor considered by the Compensation Committee in establishing the components of each executive officer’s compensation package for fiscal 2006 is external salary data of both temporary staffing service companies and other companies within a similar geographical area and with small to medium market capitalization.

Base Salary.   The base salary for each executive officer is determined on the basis of internal comparability and on external salary data of staffing service companies and other companies within a similar geographic area and with small to medium market capitalization. Salaries are reviewed on an annual basis, and discretionary adjustments to each executive officer’s base salary are based upon individual performance and salary increases paid by the Company’s competitors and other companies of similar size and scope. The Primary Committee of the Compensation Committee sets the base salaries of the Chairman of the Board of Directors and makes a recommendation to the Board regarding the base salary of the President and Chief Executive Officer, and the committee reviews the salaries of the other corporate officers who are members of the senior management team and makes recommendations to the Board.

Annual Incentive Compensation.   There was a discretionary executive bonus plan for fiscal 2006 designed to provide financial rewards to the participants based on company performance for fiscal 2006. No bonuses were awarded under the plan since the Company did not meet its minimum financial goals.

Long-Term Incentive Compensation.   Option grants are intended to align the interests of each executive officer with those of the Company’s stockholders and to provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to set the option exercise price (not less than 100% of the fair market value of the stock on the grant date for an Incentive Option and not less than 85% of such fair market value for a Non-Statutory Option) and the vesting schedule for option grants. The Compensation Committee determines the amount of the option grant according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s level of responsibility and opportunity to influence the Company’s financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is at the Compensation Committee’s discretion.

Each option grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (typically the closing market price on the date of grant) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. The options generally become exercisable with respect to 25% of the option shares upon the optionee’s completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee’s completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

Tax Limitation.   As a result of federal tax legislation enacted in 1993, a publicly-held company such as Westaff, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation exceeds $1,000,000 per officer unless it qualifies for an exemption. The compensation paid to the Company’s executive officers for fiscal 2006 did not exceed the $1,000,000 limit per officer, nor is the compensation to be paid to the Company’s executive officers for fiscal 2007 expected to reach that level. If the compensation payable to any of the Company executive officers were to reach the $1,000,000 limitation in fiscal 2007 or future fiscal years, the Company will not be able to deduct any compensation expenses over such a threshold. However, the Company may be able to obtain an exemption with respect to future grants, option grants, stock appreciation rights or direct stock issuances granted under the Stock Option Plan, that are intended to qualify as performance-based compensation to any covered employee under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. The Stock Option Plan was adopted with shareholder approval at the 2006 Annual Meeting of Stockholders on April 19, 2006.

Compensation of the Chief Executive Officer

Ms Newman’s employment agreement established her initial annual base salary of $450,000 as President and Chief Executive Officer commencing on March 16, 2005, based in part on external salary data of staffing service companies within a similar geographical area and with small to medium capitalization. She was granted an aggregate of 200,000 option shares and awarded 20,000 restricted stock shares as part of her original compensation package in March 2005. The Committee approved an extension of Ms. Newman’s housing allowance for up to an additional one year period and agreed that her annual base salary for fiscal year 2006 shall remain $450,000. In addition to her base salary for fiscal year 2006, Ms. Newman is eligible for an Incentive Bonus Compensation targeted at 40% of her base salary in an amount to be determined at the sole discretion of the Compensation Committee of the Board. Her agreement establishes a maximum bonus level of sixty percent (60%) of her Base Salary each fiscal year with no minimum bonus level. Ms. Newman’s Incentive Bonus Compensation is based on her satisfaction of objective factors and performance criteria established by the Compensation Committee. Ms. Newman did not receive any bonus or incentive stock compensation in fiscal 2006 since the Company did not meet its minimum financial goals in fiscal 2006. Her actual compensation for fiscal 2006 was not based on company performance.

The Compensation Committee reviews Ms. Newman’s base salary at least once each year to make appropriate adjustments as they determine in their discretion.

COMPENSATION COMMITTEE
Janet M. Brady,
Chairman of Compensation Committee
Ronald D. Stevens,
Member of Compensation Committee
W. Robert Stover,
Member of Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by: (i) the Company’s Chief Executive Officer or the individual acting in a similar capacity during fiscal 2006 and (ii) the three other highest-paid executive officers of the Company. The individuals included in the table collectively will be referred to as the “Named Officers.”  As of the end of fiscal 2006, the Vice President, Information Systems, and Vice President, Human Resources were vacant.

						Long-Term Compensation
			Annual			Securities	Restricted	All Other
			Compensation			Underlying	Stock	Compensation
Name and Principal Position	Year		Salary($)	Bonus($)		Options(#)(1)	Award(s)($)	($)(2)(3)(4)
Patricia M. Newman	2006		450,000	—		—	—	68,887	(5)
President and Chief Executive	2005		446,798	90,000	(6)	200,000	64,400 (7)	86,927	(8)
Officer	2004	(9)	247,627	220,077		—	—	21,648
John P. Sanders	2006		194,574	—		—	—	4,252	(10)
Senior Vice President, Chief	2005		132,450	—		—	—	191
Financial Officer and Treasurer	2004		113,815	—		—	—	173
Matthew G.J. Parker(11)	2006		111,283	—		—	—	23,586	(12)
Senior Vice President, US Field	2005		—	—		—	—	—
Operations	2004		—	—		—	—	—
Richard M. Sugerman(13)	2006		150,000	—		—	—	216
Vice President and Controller	2005		97,500	—		10,000	—	144
	2004		—	—		—	—	—
David P. Wilson(14)	2006		146,627	—		—	—	46,875	(15)
Vice President, Information	2005		157,094	—		—	—	182
Services	2004		143,519	—		—	—	214

  (1) Long-term compensation has not been included in the table because such information is not applicable.

  (2) All other compensation for fiscal 2006 includes employer’s portion of basic life insurance premium (per month) in the amount of $18 for Ms. Newman and Mr. Sugerman, $16 (November 2005 - April 2006) and $18 (May 2006 - October 2006) for Mr. Sanders and $16 for Messrs. Parker and Wilson. Employer’s portion was 14 cents per $1,000 of coverage and allowed coverage was one times base salary to a maximum of $150,000.

  (3) All other compensation for fiscal 2005 includes employer’s portion of basic life insurance premium (per month) in the amount of $17 for Ms. Newman, $14 (November 2004 - December 2004) and $16 (January 2005 - October 2005) for Mr. Sanders, $18 for Mr. Sugerman and $15 for Mr. Wilson. Employer’s portion was 14 cents per $1,000 of coverage and allowed coverage was one times base salary to a maximum of $150,000.

  (4) All other compensation for executive officers other than for Ms. Newman for fiscal 2004 includes employer’s portion of basic life insurance premium (per month) in the amount of $14 for Mr. Sanders and $18 for Mr. Wilson. Employer’s portion was 12 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000. All other compensation for Ms. Newman for fiscal 2004 includes employer contributions for her retirement plan.

  (5) Includes $30,000 for a cash allowance to be used by Ms. Newman in her discretion for a car allowance, health club membership, or other needs. Also includes $23,550 for temporary housing and $15,337 for furniture rental.

  (6) Bonus for fiscal 2005 based on a guaranteed minimum payment of $90,000 pursuant to Ms. Newman’s Employment Agreement.

  (7) 2005 Long-Term Compensation includes 20,000 shares of restricted Common Stock with a fair market value of $93,000 at October 29, 2005. Subject to Ms. Newman’s meeting certain performance criteria, 5,000 shares will vest on November 3, 2007. Of the remaining 15,000 shares, 5,000 will vest on April 7, 2008 and 10,000 will vest on November 1, 2008. If performance criteria are not met on the 2007 vesting tranche, such shares will vest on November 1, 2008.

  (8) Includes $19,909 for a cash allowance to be used by Ms. Newman in her discretion for a car allowance, health club membership, or other needs. Also, includes $32,730 for temporary housing, $17,679 for furniture rental, $8,366 for a car rental and a de minimus amount for traveling expenses incurred by Ms. Newman’s husband.

  (9) British pounds sterling are translated into U.S. dollars at an average exchange rate of 1.8040 for fiscal 2004.

(10) Includes $4,046 as reimbursement for traveling expenses for up to one round trip per week to Mr. Sanders’ former home residence.

(11) Mr. Parker resigned from the Company effective August 30, 2006

(12) Includes $20,173 for temporary housing $3,083 for a car rental and a de minimus amount for travel expenses incurred by Mr. Parker’s wife.

(13) Effective February 16, 2007, the position of Controller was eliminated and Mr. Sugerman’s employment was terminated.

(14) Mr. Wilson’s employment was terminated effective August 15, 2006.

(15) Includes Mr. Wilson’s cash severance payment of $46,725. In addition, pursuant to Mr. Wilson’s mutual release, we provided him with continued COBRA payments for up to 15 weeks from termination date.

Option Grants in Last Fiscal Year

There were no stock option grants made during fiscal 2006 to the Named Officers under the Company’s 1996 Stock Option/Stock Issuance Plan or the 2006 Stock Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

One Named Officer exercised options during fiscal 2006. The table below sets forth information with respect to the unexercised options held by the Named Officers as of October 28, 2006.

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options At Fiscal Year End($)(1)
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Patricia M. Newman	—	—	70,000	160,000	64,350	152,000
John P. Sanders	—	—	25,000	—	31,375	—
Matthew G.J. Parker	—	—	—	—	—	—
Richard M. Sugerman	—	—	4,166	5,834	—	—
David P. Wilson	22,000	23,275	—	—	—	—

(1)          Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at October 27, 2006 (based on the closing price of $4.17 for the Company’s Common Stock on NASDAQ for October 27, 2006, the last trading day immediately preceding the end of fiscal 2006) and the exercise price of the options.

Employment Contracts, Termination of Employment Arrangements and Change in Control Agreements

The Company entered into an employment agreement with W. Robert Stover effective January 1, 1999. The agreement contains a compensation package for Mr. Stover in his continuing role as Chairman of the Board of Directors, including a salary of $75,000. His compensation package includes payment of his executive assistant’s annual salary, continued participation by Mr. Stover and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, a 401(k) savings plan and a deferred savings plan, and reimbursement for reasonable travel and other business expenses. Mr. Stover and his assistant also utilize offices at the Company’s corporate headquarters at no cost to him. Mr. Stover is not eligible for a bonus or other incentive compensation under the agreement or otherwise and he is not entitled to vacation pay. Except with respect to Mr. Stover’s salary, the agreement is of indefinite duration and will continue until he chooses to retire or until his death; however, the contractual obligations relating to compensation of his executive assistant will terminate upon reassignment of the current assistant to other duties or upon termination of Mr. Stover’s employment, subject to negotiation of a different arrangement at the discretion of the Compensation Committee of the Board of Directors.

On April 7, 2005, the Company, Westaff Support, Inc. and Patricia M. Newman executed an employment agreement effective as of March 16, 2005, the date on which Ms. Newman was appointed President and Chief Executive Officer of the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Newman receives an annual base salary of $450,000. In addition to her base salary, Ms. Newman is eligible for an Incentive Bonus Compensation targeted at 40% of her base salary in an amount to be determined at the sole discretion of the Compensation Committee of the Board. The Employment Agreement establishes a maximum bonus level of sixty percent (60%) of her Base Salary each fiscal year with no minimum bonus level. Ms. Newman’s Incentive Bonus Compensation is based on her satisfaction of objective factors and performance criteria established by the Compensation Committee. She did not receive a bonus for fiscal 2006.

Upon Ms. Newman’s execution of her employment agreement, Ms. Newman was also granted 20,000 shares of restricted common stock of the Company. Subject to Ms. Newman’s meeting certain performance criteria, 5,000 shares will vest on November 3, 2007. Of the remaining 15,000 shares, 5,000 will vest on April 7, 2008 and 10,000 will vest on November 1, 2008 provided she is still employed by the Company. If the performance criteria specified in her employment agreement are not met on the 2007 vesting tranche, such shares will vest on November 1, 2008. Ms. Newman was eligible to receive 5,000 shares on October 28, 2006; however, she did not meet the performance criteria established by the Compensation Committee.

Under her employment agreement, Ms. Newman was also granted stock options to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $3.22 per share, the closing price of a share of Common Stock as of the date of signing the Employment Agreement. The options vest in five equal annual installments. 40,000 shares were vested on April 7, 2006, the first anniversary of the effective date.

The Restricted Stock and the stock options become fully vested and exercisable if Ms. Newman is either terminated without cause or demoted within one year after the effective date of a “Change in Control,” a “Corporate Transaction,” or a “Hostile Takeover,” as defined in the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan.

Ms. Newman also receives an annual cash allowance of $30,000 per fiscal year, payable in each pay period in equal installments. These payments are intended to be used as a car allowance, health club membership or other needs. During the period of her hire date through the end of calendar year 2006, she was eligible to receive reasonable and proper costs of temporary housing. Ms. Newman is entitled to reimbursement for a personal financial planner and/or tax consultant. Such reimbursement will be in an aggregate amount not to exceed $20,000 in fiscal year 2005 and $10,000 in fiscal year 2006. She is also entitled to reimbursement for moving and other expenses reasonably related to her relocation from the United Kingdom to the U.S. in an amount not to exceed $30,000.

The Company entered into an employment agreement with John P. Sanders as Vice President and Controller on February 20, 2001. On March 31, 2003, he resigned that position but continued his employment with the Company as Vice President, Internal Audit. His employment agreement was amended on January 2, 2002 to provide that the Company will give him thirty (30) calendar days’ advance notice of termination.

Effective March 24, 2006, the Company and Mr. Sanders executed a First Amendment to his employment agreement appointing him to Senior Vice President and Chief Financial Officer with an annual salary of $240,000. In addition to his annual salary, for a period of six (6) months, Mr. Sanders was entitled to reimbursement from the Company for his reasonable travel expenses for up to one round trip per week to his former home residence in Arizona. Additionally, Mr. Sanders is eligible for an incentive bonus as determined in the sole discretion of the Compensation Committee. Mr. Sanders did not receive an incentive bonus for fiscal year 2006. Mr. Sanders assumed the position of Treasurer effective April 7, 2006.

Mr. Sanders is also eligible for transition compensation under the Key Employee Transition Compensation Plan (the “Plan”) effective June 2, 2003 (as amended September 20, 2004). The Plan provides for transition compensation for up to one year following a change in control, or in the event of his job elimination, and he has not been offered a comparable position which is a position similar in responsibility, skill requirements and work schedule as his current position, and a position for which the salary offered would require no more than a 10% reduction in his then current pay. He would be eligible to receive transition compensation in the form of a single lump sum cash payment equivalent to 26 weeks of his then current pay less appropriate withholdings, provided that he has not voluntarily terminated his employment prior to the elimination of his job or been terminated for cause or performance-related issues as defined in the Plan.

On March 20, 2006, the Company entered into an employment contract with Matthew G.J. Parker as Vice President, Permanent Placement, with an annual salary of $140,000. On March 24, 2006, the Company amended Mr. Parker’s employment contract and promoted him to Senior Vice President, US Field Operations, with an increase in annual salary to $220,000 effective April 1, 2006 (the “Employment Contract”). Under Mr. Parker’s Employment Contract, he was entitled to a housing allowance of $3,000 for one year, a car allowance of $1,300 per month, reimbursement for travel expenses for one round trip to the United Kingdom for himself and his wife and reasonable relocation expenses from the United Kingdom to the United States. Mr. Parker resigned from the Company effective August 30, 2006.

The Company entered into an employment agreement with Jeffrey A. Elias as Senior Vice President, Human Resources on November 28, 2006 with an annual salary of $190,000 (the “Employment Agreement”). In addition to his annual salary, Mr. Elias is eligible for the Company’s 2007 Executive Incentive Compensation Plan targeted at 25% of his base salary in an amount to be determined according to the terms of the plan. The Employment Agreement establishes annual incentive compensation for future fiscal years pursuant to an executive bonus plan or other incentive plan as established at the Company’s discretion.

Mr. Elias’ Employment Agreement included a grant of 10,000 option shares of Common Stock at an exercise price of $4.35 per share, the closing price of a share of Common Stock as of the effective date of his Employment Agreement. Twenty-five percent of the option shares vest one (1) year after the effective date (“Vesting Commencement Date”) and 1/36th of the balance of the options shares vest on each monthly anniversary of the Vesting Commencement Date.

Under Mr. Elias’ Employment Agreement, he will receive reimbursement from the Company for actual and reasonable costs to relocate his personal belongings from his home in Palm Springs, California to the Walnut Creek, California area not to exceed $15,000 and actual and reasonable costs of temporary housing through February 1, 2007, not to exceed $12,000 (the “Relocation Costs”). If Mr. Elias resigns from the Company within six (6) months from his date of hire, he shall reimburse the Company for a pro-rated share of the Relocation Costs, which shall be calculated based on the number of days remaining before Mr. Elias’ one-year anniversary with the Company divided by 365.

The Company may terminate Mr. Elias’ employment at any time for any reason, without cause, by providing him a severance payment (the “Severance Payment”). If his employment is terminated without cause within one year from his date of hire, the Severance Payment shall be equal to three (3) months pay at his current base salary and paid in the form of salary continuation for a period of three (3) months. If his employment is terminated without cause after completion of one (1) year of continuous employment, the Severance Payment shall be six (6) months’ pay at his current base salary and paid in the form of salary continuation for a period of six (6) months.

If, within twelve (12) months following a Change of Control (as defined in the Stock Option Plan), Mr. Elias’ position is eliminated and he is not offered a comparable position which is a position similar in responsibility, skill and work schedule as his current position, and would require no more than a 10% reduction in his then current base salary, he would be eligible to receive a Severance Payment as described above.

On August 7, 2006, the Company entered into an employment contract with Peter E. Person as Senior Manager with an annual salary of $155,000 that contains a requirement of two weeks’ advance notice of termination, or pay in lieu of notice (the “Employment Contract”). Mr. Person was appointed to Vice President, Information Systems of the Company effective January 31, 2007 which resulted in an annual salary increase to $175,000.

The Company entered into an employment contract with David P. Wilson as Manager - Support Services on December 8, 1997 with an annual salary of $105,000 (the “Employment Contract”). Effective January 15, 2001, Mr. Wilson was promoted to Vice President, Information Services. Effective August 15, 2006, the Company terminated Mr. Wilson’s employment contract. On August 15, 2006, Mr. Wilson’s annual salary was $162,000. The Company entered into a Mutual Release with Mr. Wilson dated August 28, 2006 under which Mr. Wilson released all claims against the Company and its affiliates related to his employment and termination. Mr. Wilson was paid his then current salary and accrued, but unused vacation pay through August 15, 2006. Mr. Wilson also received a lump sum payment of $46,725 and the Company agreed to pay Mr. Wilson’s COBRA coverage for up to 15 weeks from his termination date.

The Company entered into an employment agreement with Richard M. Sugerman as Controller on February 22, 2005 with an annual salary of $150,000 that contained a requirement of two week’s advance notice of termination, or pay in lieu of notice. Effective February 16, 2007, the Company eliminated the position of Controller and terminated Mr. Sugerman’s employment agreement. The terms of his departure are currently being negotiated. On February 26, 2007, Mr. Sugerman’s annual salary was $154,500.

All of the Company’s employment agreements permit termination at will, and the Company may terminate the employment of any of the Named Officers at any time at the discretion of the Board of Directors. The Plan Administrator of the 1996 Stock Option Plan/Stock Issuance and the 2006 Stock Incentive Plan has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers, whether granted under those Plans or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale; (ii) a change in control, as defined in the Plan, or (iii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding Common Stock or through a change in the majority of the members of the Board of Directors as a result of one or more contested elections for Board of Directors membership over a period of 36 consecutive months.

Compensation Committee Interlocks and Insider Participation

The Board of Directors established a Compensation Committee in March 1995. The Primary Committee of the Compensation Committee currently consists of Ms. Brady and Mr. Stevens. The Secondary Committee of the Compensation Committee currently consists of Ms. Brady and Messrs. Stevens and Stover. Except for Mr. Stover, no member of the Compensation Committee was at any time during fiscal 2006, or at any other time, an officer or employee of the Company.

No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

For a description of transactions between the Company and Mr. Stover, a member of the Compensation Committee, see Certain Relationships and Related Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company’s wholly-owned subsidiary known as Westaff (USA), Inc., a California corporation (“Westaff (USA)”) executed an unsecured subordinated promissory note dated April 1, 2002, payable to W. Robert Stover, its principal stockholder and Chairman of the Board of Directors, in the amount of $2,000,000. The initial term of the note was one year, with an interest rate of 12% per annum, payable monthly on the last business day of each calendar month. On May 17, 2002, the note was amended and restated to extend the maturity date to August 18, 2007. Additionally, the interest rate and payment schedule were amended to a rate equal to the U.S. Index Rate as calculated under the Company’s Multicurrency Credit Agreement with General Electric Capital Corporation (“Credit Agreement”), plus seven percent, compounded monthly and payable 60 calendar days after the end of each of the Company’s fiscal quarters. The interest rate in effect on October 28, 2006, was 15.25%. Payment of interest is contingent on the Company meeting minimum availability requirements under its credit facilities. Additionally, payments of principal or interest are prohibited in the event of any default under the credit facilities. The interest paid in fiscal 2006 was $287,000.

Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the Company’s Audit Committee.

COMPARISON OF STOCKHOLDER RETURN

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company’s Common Stock with the cumulative total returns of the Standard and Poor’s 500 Index and peer issuers in the temporary staffing industry (the “Peer Group Index”). The selected peer group is composed of companies which are common competitors of a similar or greater market capitalization. The graph covers the period from November 3, 2001, through the last trading day of fiscal 2006.

The graph assumes that $100 was invested on November 3, 2001, in the Company’s Common Stock and in each index and that all dividends were reinvested.

Comparison Of Cumulative Total Return Among
Westaff, S&P 500 Index And Peer Group Index
Cumulative Return

	11/03/01	11/02/02	11/01/03	10/30/04	10/29/2005	10/28/2006
S&P 500	100.00	66.10	77.09	82.92	87.93	101.06
Peer Group	100.00	85.06	112.23	109.82	78.05	140.67
Westaff	100.00	58.47	67.20	91.05	135.27	121.31

The Company’s Common Stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index comparing Kelly Services Inc., Spherion Corporation, Manpower Inc. and Labor Ready.

Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee consists of three Board of Directors members, namely, Janet M. Brady, Jack D. Samuelson, and Ronald D. Stevens. Mr. Stevens is the Chairman of the Audit Committee. The members of the Audit Committee are “independent” as classified by the listing qualifications of the NASDAQ National Market and the securities laws.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, internal controls and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee’s membership criteria and the duties of the committee are described more fully in its written charter which is available on our website at http://www.westaff.com under the Investor Relations tab found in the Company section.

In this context, the Audit Committee hereby reports that it has reviewed and discussed with management and our independent registered public accounting firm, Deloitte & Touche LLP, the Company’s audited financial statements for the fiscal year ended October 28, 2006, and the committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees and Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP their independence and has considered whether the provision of the non-audit services during fiscal 2006 is compatible with maintaining Deloitte & Touche LLP’s independence from the Company. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the United States Securities and Exchange Commission (the “SEC”) on January 26, 2007.

AUDIT COMMITTEE
Ronald D. Stevens,
Chairman of Audit Committee
Jack D. Samuelson,
Member of Audit Committee
Janet M. Brady
Member of Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors selected Deloitte & Touche LLP as its independent registered public accounting firm effective as of May 31, 2002. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2007. Regardless of this appointment, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make other statements such representative deems appropriate.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”) for the audit of the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the consolidated financial statements included in the Company’s Forms 10-Q for the quarters included in the fiscal years ended October 28, 2006 and October 29, 2005, were $467,000 and $436,000, respectively.

Audit-related Fees

Aggregate fees paid to the Deloitte Entities for audit related services for the fiscal years ended October 28, 2006 and October 29, 2005 were $6,000 and $14,000, respectively, principally for services rendered in connection with franchise offering circulars.

Tax Fees

Aggregate fees paid to the Deloitte Entities associated with tax compliance and tax consultation were $33,000 and $36,000, respectively, for the years ended October 28, 2006, and October 29, 2005.

All Other Fees

We did not pay any fees to the Deloitte Entities for other services for the fiscal year ended October 28, 2006. Fees paid for other services for the fiscal year ended October 29, 2005 with respect to the sale of the Company’s Norway and Denmark operations were $3,700.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the Securities and Exchange Commission’s rules requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent registered public accounting firm prior to the commencement of the specified services. The Audit Committee may delegate to one or more committee members the authority to grant pre-approvals. The decision of any committee member to whom authority is delegated shall be presented to the committee at each of its scheduled committee meetings.

The Audit Committee approves all services to be provided by Deloitte & Touche LLP prior to services being provided (subject to the de minimis exception permitted by the Exchange Act). This duty shall be performed by the Chairman of the Audit Committee with any such pre-approval reported to the full Audit Committee at its next regularly scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based solely on the Company’s review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2006.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to the Secretary of the Company at 298 North Wiget Lane, Walnut Creek, California 94598. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

All directors are strongly encouraged to attend our annual meetings of stockholders. At our 2006 Annual Meeting of Stockholders, three of our directors were in attendance.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2008 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices not later than November 20, 2007 in order to be considered for inclusion in our proxy materials for that meeting.

The Company’s Bylaws provide that any stockholder wishing to present business or a nomination for the office of director at an annual meeting of stockholders must do so in writing delivered in the designated time periods to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, subject to certain provisions in the Bylaws (for the 2008 Annual Meeting, not later than February 18, 2008 and not earlier than January 19, 2008). Such written notice must also meet other requirements detailed in the Bylaws. For further details as to the timing and requirements of advanced written notice of stockholder nominees and stockholder business see Section 1.10 of the Company’s Bylaws a copy of which may be obtained from the Secretary of the Company upon written request delivered to P.O. Box 9280, 298 North Wiget Lane, Walnut Creek, CA 94598.

FORM 10-K

The Company filed an Annual Report on Form 10-K, with the SEC on January 26, 2007 (the “Original Form 10-K”). A copy of the Form 10-K will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to John P. Sanders, Senior Vice President, Chief Financial Officer and Treasurer, at the Company’s executive offices at P. O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598.

Dated: February 26, 2007	THE BOARD OF DIRECTORS OF WESTAFF, INC.

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

April 18, 2007

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR IN PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:			PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.
NOMINEE:
☐	FOR	Patricia M. Newman

☐	WITHHOLD AUTHORITY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTAFF, INC.

PROXY

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated February 26, 2007 in connection with the 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. on April 18, 2007 at the Company’s administrative offices, 298 N. Wiget Lane, Walnut Creek, California, and hereby appoints W. Robert Stover and Bonnie A. McDonald, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF ONE DIRECTOR, AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIMPLY SIGN AND DATE ON THE REVERSE SIDE.  YOU NEED NOT MARK ANY BOXES.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

April 18, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 12:59 PM Eastern Time the day of the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR IN PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:			PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.
NOMINEE:
☐	FOR	Patricia M. Newman

☐	WITHHOLD AUTHORITY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.